Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. First Quarter Results Highlighted by Record Revenue and An Expanding Franchise

Company Closed its Acquisition of Frontier Holdings on January 1, 2026, Entering Nebraska

WICHITA, Kansas, April 14, 2026 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $17.0 million or $0.80 per diluted share for the quarter ended March 31, 2026. Adjusting for pre-tax expenses associated with our merger, including provisioning for the acquired loan assets, with Frontier Holdings ("Frontier"), tax effected at 23%, net income was $26.3 million, or $1.23 per diluted share.

“2026 is off to a promising start for our Company, as we formally welcomed the customers and talented team members from Frontier in January," said Brad S. Elliott, Chairman and CEO of Equity. “Nebraska is an ideal expansion market for our Company and we are excited to begin contributing to the communities we are honored to serve.”

“I couldn’t be more proud of our exceptional team members. In the past nine months, we have grown the balance sheet by more than 40% and meaningfully expanded the Equity franchise while positioning the Company to recognize record earnings,” Mr. Elliott continued. “We are motivated to continue to execute on our dual pronged growth strategy which would not be possible without the committed contributions of this group.”

Notable Items:

•
Net interest income was $73.7 million, up 16.0% quarter over quarter and 46.5% year over year. The addition of Frontier’s assets and liabilities was dilutive to margin in the period, as we recognized 4.33% for the quarter. Loan purchase accounting accretion was $3.3 million in the quarter versus expectations of $2.5 million. Excluding the excess accretion, margin for the quarter would have been 4.29%.
•
Pre-tax, pre-provision net revenue excluding $5.7 million merger expenses and $748 thousand in provision for unfunded commitments was $34.7 million, or $1.63 per share. Adjusting previous period for the same items, pre-tax, pre-provision net revenue increased $6.0 million and $0.14 per share. Compared to the same period in 2025, pre-tax, pre-provision net revenue per share increased 33.1%.
•
The Company closed our transaction with Frontier Holdings, LLC (“Frontier”) on January 1, 2026. The finalization of the merger contributed additional net loan balances of $1.3 billion and deposit balances of $1.1 billion. Consideration for the transaction included $32.5 million in cash and the issuance of 2.22 million shares of common stock.
•
Efficiency ratio for the period improved to 56.7% from 60.0% in the previous period. As compared to the same period in 2025, the ratio improved 5.8 percentage points, or 9.2%. Non-interest expense, adjusted for merger expenses and intangible amortization, as a percentage of average assets improved 25 basis points quarter over quarter and 37 basis points year over year.
•
Book value per share increased to $39.37 from $38.64, while tangible book value per share decreased to $32.58 from $32.86. Tangible common equity to tangible common assets closed the quarter at 9.0%.
•
During the quarter, the Company realized net charge-offs of $1.4 million, or 0.10% annualized. The allowance for credit losses (“ACL”) closed the quarter at 1.18% of outstanding balances, while ACL plus purchase discounts on loans closed the quarter at 1.77%.
•
The Company announced an $0.18 dividend on outstanding common shares as of March 31, 2026. During the quarter, the Company repurchased 500,000 shares at a weighted average cost of $44.74 per share. Under the currently active repurchase plan, 327,662 additional shares are authorized for purchase.

Equity Bancshares, Inc.

PRESS RELEASE

Financial Results for the Quarter Ended March 31, 2026

Net income was $17.0 million, or $0.80 per diluted share, as compared to $22.1 million, or $1.15 per diluted share in the prior quarter. Excluding pre-tax merger and acquisition expenses of $5.7 million and provisioning of $6.1 million, realized in closing our transaction with Frontier, pre-tax income was $34.4 million for the quarter. Tax effected at 23%, adjusted net income was $26.3 million, or $1.23 per diluted share.

The drivers of the periodic change are discussed in detail in the following sections.

Net Interest Income

Net interest income was $73.7 million for the period, as compared to $63.5 million in the previous quarter. Net interest margin for the period was 4.33% down from 4.47%. The expected margin decline from the integration of Frontier’s balance sheet was partially offset by higher than expected purchase accounting accretion of $3.3 million. Expected accretion for the period was $2.5 million, adjusting for the difference in actual versus expected would yield net interest margin of 4.29%

Average interest-earning assets increased 22.2% during the quarter to $6.9 billion. The yield on interest-earning assets decreased 4 basis points while the cost of interest bearing liabilities increased by 5 basis points. Interest-bearing liabilities were 76.4% of interest-earning assets for the period, up modestly compared to the previous quarter. Results were influenced both by the merger of Frontier’s balance sheet which carried higher cost liabilities, as well as market interest rate change.

Provision for Credit Losses

During the quarter, the Company recognized a provision for loan loss of $6.0 million which was attributable to the integration of Frontier balances into our reserve framework. Exclusive of the balance sheet growth through the transaction, no provisioning would have been required for the period.

During the quarter, the bank realized net charge-offs of $1.4 million as compared to $697 thousand in the preceding quarter, realizing an annualized ratio of charge-offs to average loans of 10 basis points.

At the close of the quarter, the ratio of ACL to gross loans held for investment was 1.18% and the ratio of ACL plus purchase discounts to gross loans held for investment was 1.77%. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by trade policy, elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses.

Non-Interest Income

Total non-interest income for the quarter was $9.5 million, flat quarter-over-quarter. Customer service charges, including account management, treasury, debit card, credit card, trust and wealth, mortgage and insurance were $7.3 million, up from $6.9 million, or 6.0% linked quarter. These positive trends were offset by declining contributions from fee income realized on the origination of interest rate swaps as well as losses realized on security transactions.

Non-Interest Expense

Total non-interest expense for the quarter was $55.0 million as compared to $46.6 million for the previous quarter. Adjusting for merger expenses in both periods, non-interest expense was $49.2 million compared to $45.1 million, an increase of $4.1 million, or 9.0%. The increase during the period is primarily attributable to the integration of Frontier’s footprint and team members at the beginning of the period.

Equity Bancshares, Inc.

PRESS RELEASE

Income Tax Expense

At March 31, 2026, the effective tax rate for the quarter was 23.7% as compared to 16.5% for the quarter ended December 31, 2025. The periodic increase was driven by higher forecasted full‑year earnings for 2026 which reduced the relative impact of full‑year tax benefits. Additionally, there was an increase in state tax expense as a result of decreased apportionment and the remeasurement of deferred tax assets at a lower state tax rate. While the detriment related to the remeasurement of the deferred state tax assets is required to be reported in the current quarter, corresponding reductions in the statutory tax rate may not result in a reduction to current state tax expense until periods ending after 2026. The year-to-date tax rate is 23.7% as compared to 20.2% at March 31, 2025.

Loans, Total Assets and Funding

Loans held for investment were $5.4 billion at period end, increasing $1.2 billion during the quarter. Total assets closed the quarter at $7.7 billion, a $1.3 billion increase from prior quarter end.

Total deposit balances closed the quarter at $6.3 billion increasing $1.2 billion from the previous quarter end. Brokered deposits closed the quarter at 5.7% of total deposits up from 1.4% at prior quarter end.

Asset Quality

Nonperforming assets were $58.4 million, or 0.8% of total assets, compared to $46.7 million as of the end of the previous quarter, or 0.7% of total assets. Non-accrual loans were $52.4 million, as compared to $40.3 million at the end of the previous quarter. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $96.9 million, or 12.0% of regulatory capital, up from $83.4 million, or 12.1% of regulatory capital as of the end of the previous quarter. The periodic increase in nonperforming and classified assets is primarily attributable to the addition of Frontier’s portfolio in the quarter.

Capital

Quarter over quarter, book capital increased $85.6 million to $817.6 million. The increase is reflective of equity issued to facilitate the Frontier merger and earnings partially offset by reduction in unrealized gains on the investment portfolio, dividends and share repurchases in the quarter. Tangible book value and Tangible book value per share closed the quarter at $676.5 million and $32.58, compared to $622.6 million and $32.86 at prior quarter end.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.5%, the total capital to risk-weighted assets was 14.4% and the total leverage ratio was 9.5% at March 31, 2026. At December 31, 2025, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 13.1%, the total capital to risk-weighted assets ratio was 16.3% and the total leverage ratio was 10.6%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 12.7%, total capital to risk-weighted assets was 13.8% and the total leverage ratio was 10.2% at March 31, 2026. At December 31, 2025, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.6%, the ratio of total capital to risk-weighted assets was 14.8% and the total leverage ratio was 10.6%.

Equity Bancshares, Inc.

PRESS RELEASE

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Core income calculations are a non-GAAP measure that management believes is an effective alternative measure of how efficiently the company utilizes its asset base. Core income is calculated by adjusting GAAP income by non-core gains and losses and excluding non-core expenses, net of tax, as outlined in the table below. We calculate (a) core net income (loss) allocable to common stockholders plus merger expenses, tax effected non-core items, goodwill impairment and BOLI tax adjustment, less gain (loss) from securities transactions; (b) adjusted operating net income as net income (loss) allocable to common stockholders plus adjusted non-core items, tax effected non-core items and BOLI tax adjustments.

Core return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Core return on average equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate by taking core net income allocable to common stockholders divided by a simple average of net income and core net income plus average stockholders' equity. For return on average equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

Core earnings per share is a non-GAAP financial measures we calculate by taking GAAP net income less non-core impacts to net income to arrive at core net income and core diluted earnings per share. This financial measure is used by financial statement users to evaluate the core financial performance of the Company

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Equity Bancshares, Inc.

PRESS RELEASE

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss first quarter results on Wednesday, April 15, 2026, at 10 a.m. eastern time or 9 a.m. central time.

Those wishing to participate in the conference call should call the applicable number below and reference the Access Code below.

United States (Local): +1 646 307 1951

United States (Toll-Free): +1 888 500 3691

Global Dial-In Numbers

Access Code: 35767

To eliminate wait times, conference call participants may pre-register using this registration link. After registering, a confirmation with access details will be sent via email.

A replay of the call and webcast will be available two hours following the close of the call until April 30, 2026, accessible at investor.equitybank.com. Webcast URL: https://events.q4inc.com/attendee/419906025

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the New York Stock Exchange. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction with Frontier Bank (“Frontier”) may not materialize as expected; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive.

Equity Bancshares, Inc.

PRESS RELEASE

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Quarterly Consolidated Statements of Income
•
Table 2. Consolidated Balance Sheets
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Table 3. Selected Financial Highlights
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Table 4. Quarter-To-Date Net Interest Income Analysis
•
Table 5. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest and dividend income
Loans, including fees	$91,462	$74,362	$76,911	$62,868	$62,997
Securities, taxable	13,659	11,450	9,416	8,821	9,114
Securities, nontaxable	222	179	307	358	377
Federal funds sold and other	2,681	4,875	4,464	2,140	2,196
Total interest and dividend income	108,024	90,866	91,098	74,187	74,684
Interest expense
Deposits	30,478	23,998	24,990	20,090	19,377
Federal funds purchased and retail repurchase agreements	192	206	263	219	248
Federal Home Loan Bank advances	1,886	1,327	1,741	2,224	2,916
Bank stock loan	4	—	—	—	—
Subordinated debt	1,800	1,833	1,619	1,852	1,851
Total interest expense	34,360	27,364	28,613	24,385	24,392

Net interest income	73,664	63,502	62,485	49,802	50,292
Provision (reversal) for credit losses	5,955	(16)	6,228	19	2,722
Net interest income after provision (reversal) for credit losses	67,709	63,518	56,257	49,783	47,570
Non-interest income
Service charges and fees	2,493	2,558	2,522	2,177	2,064
Debit card income	3,117	2,905	2,953	3,052	2,504
Mortgage banking	348	187	62	212	106
Increase in value of bank-owned life insurance	1,398	1,410	1,393	1,321	3,593
Net gains (losses) from securities transactions	(108)	154	(53,352)	12	12
Other	2,239	2,318	1,943	1,815	2,051
Total non-interest income	9,487	9,532	(44,479)	8,589	10,330
Non-interest expense
Salaries and employee benefits	26,255	22,324	22,773	19,735	19,954
Net occupancy and equipment	4,789	4,327	4,317	3,482	3,675
Data processing	5,388	5,251	4,887	5,055	5,086
Professional fees	1,768	1,909	1,670	1,361	1,527
Advertising and business development	1,666	1,371	1,305	1,208	1,344
Telecommunications	690	657	630	588	587
FDIC insurance	765	832	653	464	630
Courier and postage	645	858	744	834	799
Free nationwide ATM cost	566	562	582	547	513
Amortization of core deposit intangibles	1,928	1,260	1,182	1,016	1,045
Loan expense	498	150	330	281	129
Other real estate owned and repossessed assets, net	91	28	797	103	101
Loss on debt extinguishment	—	—	—	1,361	—
Merger expenses	5,725	1,481	6,163	355	66
Other	4,195	5,577	3,049	3,611	3,594
Total non-interest expense	54,969	46,587	49,082	40,001	39,050
Income (loss) before income tax	22,227	26,463	(37,304)	18,371	18,850
Provision for income taxes (benefit)	5,261	4,379	(7,641)	3,107	3,809
Net income (loss) and net income (loss) allocable to common stockholders	$16,966	$22,084	$(29,663)	$15,264	$15,041
Basic earnings (loss) per share	$0.81	$1.16	$(1.55)	$0.87	$0.86

Equity Bancshares, Inc.

PRESS RELEASE

Diluted earnings (loss) per share	$0.80	$1.15	$(1.55)	$0.86	$0.85
Weighted average common shares	21,035,899	19,021,327	19,129,726	17,524,296	17,490,062
Weighted average diluted common shares	21,262,009	19,235,412	19,129,726	17,651,298	17,666,834

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ASSETS
Cash and due from banks	$563,766	$607,562	$699,165	$365,957	$431,131
Federal funds sold	399	255	245	247	251
Cash and cash equivalents	564,165	607,817	699,410	366,204	431,382
Interest-bearing time deposits in other banks	932	575	574	—	—
Available-for-sale securities	1,125,162	1,030,568	903,858	973,402	950,453
Held-to-maturity securities	5,254	5,248	5,243	5,236	5,226
Loans held for sale	7,631	1,392	617	217	338
Loans, net of allowance for credit losses(1)	5,364,030	4,145,424	4,215,118	3,555,458	3,585,804
Other real estate owned, net	5,026	5,388	3,147	4,621	4,464
Premises and equipment, net	140,648	136,720	132,857	117,533	117,041
Bank-owned life insurance	149,699	148,301	146,891	133,638	132,317
Federal Reserve Bank and Federal Home Loan Bank stock	38,806	34,053	33,713	34,835	31,960
Interest receivable	39,966	33,322	34,751	26,243	26,791
Goodwill	104,958	82,101	77,573	53,101	53,101
Core deposit intangibles, net	30,536	21,634	22,895	12,908	13,924
Other	90,557	120,629	88,984	90,441	93,299
Total assets	$7,667,370	$6,373,172	$6,365,631	$5,373,837	$5,446,100
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,274,533	$1,148,409	$1,147,201	$912,898	$949,791
Total non-interest-bearing deposits	1,274,533	1,148,409	1,147,201	912,898	949,791
Demand, savings and money market	3,504,698	3,004,987	2,882,625	2,494,285	2,614,110
Time	1,521,679	984,868	1,064,943	827,735	841,463
Total interest-bearing deposits	5,026,377	3,989,855	3,947,568	3,322,020	3,455,573
Total deposits	6,300,910	5,138,264	5,094,769	4,234,918	4,405,364
Federal funds purchased and retail repurchase agreements	39,009	39,864	42,220	36,420	36,772
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	347,660	300,000	341,378	383,676	236,734
Subordinated debt	98,263	98,145	98,174	24,125	97,620
Contractual obligations	9,678	10,208	16,664	17,289	9,398
Interest payable and other liabilities	54,240	54,637	60,534	41,773	42,888
Total liabilities	6,849,760	5,641,118	5,653,739	4,738,201	4,828,776
Commitments and contingent liabilities
Stockholders’ equity
Common stock	273	249	249	231	231
Additional paid-in capital	766,016	664,906	658,481	587,547	586,251
Retained earnings	218,534	205,328	186,718	219,876	207,282
Accumulated other comprehensive income (loss), net of tax	930	7,032	4,720	(40,269)	(44,965)
Treasury stock	(168,143)	(145,461)	(138,276)	(131,749)	(131,475)
Total stockholders’ equity	817,610	732,054	711,892	635,636	617,324
Total liabilities and stockholders’ equity	$7,667,370	$6,373,172	$6,365,631	$5,373,837	$5,446,100

(1) Allowance for credit losses	$64,245	$52,756	$53,469	$45,270	$45,824

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Loans Held For Investment by Type
Commercial real estate	$2,958,263	$2,226,348	$2,216,180	$1,854,294	$1,863,200
Commercial and industrial	967,049	816,885	907,439	753,339	762,906
Residential real estate	720,441	582,145	590,598	565,755	563,954
Agricultural real estate	431,308	278,927	272,087	226,125	260,683
Agricultural	249,053	188,475	174,517	94,981	94,199
Consumer	102,161	105,400	107,766	106,234	86,686
Total loans held-for-investment	5,428,275	4,198,180	4,268,587	3,600,728	3,631,628
Allowance for credit losses	(64,245)	(52,756)	(53,469)	(45,270)	(45,824)
Net loans held for investment	$5,364,030	$4,145,424	$4,215,118	$3,555,458	$3,585,804

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.18%	1.26%	1.25%	1.26%	1.26%
Allowance for credit losses and discounts on loans to total loans	1.77%	1.67%	1.71%	1.44%	1.46%
Past due or nonaccrual loans to total loans	1.86%	1.53%	1.55%	1.65%	1.17%
Nonperforming assets to total assets	0.76%	0.73%	0.83%	0.85%	0.51%
Nonperforming assets to total loans plus other real estate owned	1.07%	1.11%	1.23%	1.27%	0.77%
Classified assets to bank total regulatory capital	12.00%	12.06%	12.37%	11.39%	10.24%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,126,252	$937,277	$915,928	$961,869	$993,836
Total gross loans receivable	5,454,281	4,209,562	4,247,338	3,630,981	3,575,230
Interest-earning assets	6,896,216	5,642,066	5,574,815	4,791,664	4,771,972
Total assets	7,451,709	6,141,284	6,084,961	5,206,950	5,212,417
Interest-bearing deposits	4,921,946	3,918,343	3,838,731	3,264,599	3,221,130
Borrowings	348,714	276,531	300,402	350,747	418,138
Total interest-bearing liabilities	5,270,660	4,194,874	4,139,133	3,615,346	3,639,268
Total deposits	6,193,296	5,073,696	5,004,830	4,183,473	4,143,151
Total liabilities	6,609,629	5,415,628	5,369,642	4,579,847	4,606,500
Total stockholders' equity	841,838	725,651	715,319	627,103	605,917
Tangible common equity*	617,131	616,872	620,273	554,697	533,528

Performance ratios
Return on average assets (ROAA) annualized	0.92%	1.43%	(1.93)%	1.18%	1.17%
Return on average equity (ROAE) annualized	8.17%	12.07%	(16.45)%	9.76%	10.07%
Return on average tangible common equity (ROATCE) annualized*	10.77%	14.91%	(18.31)%	11.69%	12.12%
Yield on loans annualized	6.80%	7.01%	7.18%	6.94%	7.15%
Cost of interest-bearing deposits annualized	2.51%	2.43%	2.58%	2.47%	2.44%
Cost of total deposits annualized	2.00%	1.88%	1.98%	1.93%	1.90%
Net interest margin annualized	4.33%	4.47%	4.45%	4.17%	4.27%
Efficiency ratio*	56.68%	59.98%	58.31%	63.62%	62.43%
Non-interest income / average assets	0.52%	0.62%	(2.90)%	0.66%	0.80%
Non-interest expense / average assets	2.99%	3.01%	3.20%	3.08%	3.04%
Dividend payout ratio	22.03%	15.73%	(11.78)%	17.49%	17.81%
Performance ratios - Core
Core earnings per diluted share*	$1.32	$1.26	$1.21	$0.99	$0.90
Core return on average assets*	1.52%	1.57%	1.51%	1.35%	1.24%
Core return on average equity*	13.41%	13.23%	12.47%	11.18%	10.69%

Equity Bancshares, Inc.

PRESS RELEASE

Core return on average tangible common equity*	16.10%	15.56%	14.30%	12.64%	12.14%
Core non-interest expense / average assets*	2.57%	2.82%	2.71%	2.86%	2.94%
Capital Ratios
Tier 1 Leverage Ratio	9.49%	10.64%	10.41%	12.07%	11.76%
Common Equity Tier 1 Capital Ratio	11.54%	13.08%	12.84%	15.07%	14.70%
Tier 1 Risk Based Capital Ratio	11.96%	13.59%	13.35%	15.67%	15.30%
Total Risk Based Capital Ratio	14.36%	16.31%	16.09%	16.84%	18.32%
Total stockholders' equity to total assets	10.66%	11.49%	11.18%	11.83%	11.34%
Tangible common equity to tangible assets*	8.99%	9.94%	9.68%	10.63%	10.13%
Book value per common share	$39.37	$38.64	$37.25	$36.27	$35.23
Tangible book value per common share*	$32.58	$32.86	$31.69	$32.17	$31.07
Tangible book value per diluted common share*	$32.23	$32.43	$31.41	$31.89	$30.84

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2026			March 31, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	989,469	$17,698	7.25%	$690,124	$14,322	8.42%
Commercial real estate	2,266,995	37,977	6.79%	1,424,110	24,591	7.00%
Real estate construction	672,347	11,931	7.20%	457,910	8,802	7.80%
Residential real estate	718,633	9,653	5.45%	565,672	6,715	4.81%
Agricultural real estate	424,055	7,714	7.38%	264,100	5,415	8.32%
Agricultural	264,213	4,780	7.34%	84,901	1,667	7.96%
Consumer	118,569	1,709	5.85%	88,413	1,485	6.81%
Total loans	5,454,281	91,462	6.80%	3,575,230	62,997	7.15%
Securities
Taxable securities	1,102,263	13,659	5.03%	937,021	9,114	3.94%
Nontaxable securities	23,989	222	3.76%	56,815	377	2.69%
Total securities	1,126,252	13,881	5.00%	993,836	9,491	3.87%
Federal funds sold and other	315,683	2,681	3.44%	202,906	2,196	4.39%
Total interest-earning assets	$6,896,216	108,024	6.35%	$4,771,972	74,684	6.35%
Interest-bearing liabilities
Demand, savings and money market deposits	$3,425,976	17,445	2.07%	$2,527,784	13,581	2.18%
Time deposits	1,495,970	13,033	3.53%	693,346	5,796	3.39%
Total interest-bearing deposits	4,921,946	30,478	2.51%	3,221,130	19,377	2.44%
FHLB advances	202,439	1,886	3.78%	274,385	2,916	4.31%
Other borrowings	146,275	1,996	5.53%	143,753	2,099	5.92%
Total interest-bearing liabilities	$5,270,660	34,360	2.64%	$3,639,268	24,392	2.72%

Net interest income		$73,664			$50,292
Interest rate spread			3.71%			3.63%

Net interest margin (2)			4.33%			4.27%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2026			December 31, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	989,469	$17,698	7.25%	812,003	$14,919	7.29%
Commercial real estate	2,266,995	37,977	6.79%	1,698,611	31,913	7.45%
Real estate construction	672,347	11,931	7.20%	547,444	10,214	7.40%
Residential real estate	718,633	9,653	5.45%	587,820	7,080	4.78%
Agricultural real estate	424,055	7,714	7.38%	273,871	4,873	7.06%
Agricultural	264,213	4,780	7.34%	182,511	3,603	7.83%
Consumer	118,569	1,709	5.85%	107,302	1,760	6.51%
Total loans	5,454,281	91,462	6.80%	4,209,562	74,362	7.01%
Securities
Taxable securities	1,102,263	13,659	5.03%	915,665	11,450	4.96%
Nontaxable securities	23,989	222	3.76%	21,612	179	3.29%
Total securities	1,126,252	13,881	5.00%	937,277	11,629	4.92%
Federal funds sold and other	315,683	2,681	3.44%	495,227	4,875	3.91%
Total interest-earning assets	$6,896,216	108,024	6.35%	$5,642,066	90,866	6.39%
Interest-bearing liabilities
Demand savings and money market deposits	$3,425,976	17,445	2.07%	$2,878,804	14,920	2.06%
Time deposits	1,495,970	13,033	3.53%	1,039,539	9,078	3.46%
Total interest-bearing deposits	4,921,946	30,478	2.51%	3,918,343	23,998	2.43%
FHLB advances	202,439	1,886	3.78%	130,978	1,327	4.02%
Other borrowings	146,275	1,996	5.53%	145,553	2,039	5.56%
Total interest-bearing liabilities	$5,270,660	34,360	2.64%	$4,194,874	27,364	2.59%

Net interest income		$73,664			$63,502
Interest rate spread			3.71%			3.80%

Net interest margin (2)			4.33%			4.47%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	March 31	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

Total stockholders' equity	$817,610	$732,054	$711,892	$635,636	$617,324
Goodwill	(104,958)	(82,101)	(77,573)	(53,101)	(53,101)
Core deposit intangibles, net	(30,536)	(21,634)	(22,895)	(12,908)	(13,924)
Naming rights, net	(5,629)	(5,703)	(5,778)	(5,852)	(5,926)
Tangible common equity	$676,487	$622,616	$605,646	$563,775	$544,373
Common shares outstanding at period end	20,767,023	18,944,987	19,111,084	17,527,191	17,522,994
Diluted common shares outstanding at period end	20,946,924	19,196,160	19,279,741	17,680,489	17,652,110
Book value per common share	$39.37	$38.64	$37.25	$36.27	$35.23
Tangible book value per common share	$32.58	$32.86	$31.69	$32.17	$31.07
Tangible book value per diluted common share	$32.30	$32.43	$31.41	$31.89	$30.84

Total assets	$7,667,370	$6,373,172	$6,365,631	$5,373,837	$5,446,100
Goodwill	(104,958)	(82,101)	(77,573)	(53,101)	(53,101)
Core deposit intangibles, net	(30,536)	(21,634)	(22,895)	(12,908)	(13,924)
Naming rights, net	(5,629)	(5,703)	(5,778)	(5,852)	(5,926)
Tangible assets	$7,526,247	$6,263,734	$6,259,385	$5,301,976	$5,373,149
Total stockholders' equity to total assets	10.66%	11.49%	11.18%	11.83%	11.34%
Tangible common equity to tangible assets	8.99%	9.94%	9.68%	10.63%	10.13%

Total average stockholders' equity	$841,838	$725,651	$715,319	$627,103	$605,917
Average intangible assets	(141,742)	(108,779)	(95,046)	(72,406)	(72,389)
Average tangible common equity	$700,096	$616,872	$620,273	$554,697	$533,528
Net income (loss) allocable to common stockholders	$16,966	$22,084	$(29,663)	$15,264	$15,041
Net gain on acquisition	—	—	—	—	—
Net (gain) loss on securities transactions	108	(154)	53,352	(12)	(12)
Merger expenses	5,725	1,481	6,163	355	66
Loss on debt extinguishment	—	—	—	1,361	—
Day 2 Merger provision	6,099	—	6,228	—	—
Amortization of intangible assets	2,056	1,390	1,312	1,145	1,144
Tax effect of adjustments	(2,937)	(571)	(14,082)	(598)	(252)
Core net income (loss) allocable to common stockholders	$28,017	$24,230	$23,310	$17,515	$15,987
Return on total average stockholders' equity (ROAE) annualized	8.17%	12.07%	(16.45)%	9.76%	10.07%
Average tangible common equity	$700,096	$616,872	$620,273	$554,697	$533,528
Average impact from core earnings adjustments	2,476	1,073	26,487	1,126	473
Core average tangible common equity	$702,572	$617,945	$646,760	$555,823	$534,001
Return on average tangible common equity (ROATCE) annualized	10.77%	14.91%	(18.31)%	11.69%	12.12%
Core return on average tangible common equity (CROATCE) annualized	16.10%	15.56%	14.30%	12.64%	12.14%

Equity Bancshares, Inc.

PRESS RELEASE

Non-interest expense	$54,969	$46,587	$49,082	$40,001	$39,050
Merger expense	(5,725)	(1,481)	(6,163)	(355)	(66)
Amortization of intangible assets	(2,056)	(1,390)	(1,312)	(1,145)	(1,144)
Loss on debt extinguishment	—	—	—	(1,361)	—
Adjusted non-interest expense	$47,188	$43,716	$41,607	$37,140	$37,840
Net interest income	$73,664	$63,502	$62,485	$49,802	$50,292
Non-interest income	9,487	9,532	(44,479)	8,589	10,330
Net gains (losses) from securities transactions	108	(154)	53,352	(12)	(12)
Adjusted non-interest income	$9,595	$9,378	$8,873	$8,577	$10,318
Net interest income plus adjusted non-interest income	$83,259	$72,880	$71,358	$58,379	$60,610
Non-interest expense to net interest income plus non-interest income	66.11%	63.79%	272.59%	68.51%	64.42%
Efficiency ratio	56.68%	59.98%	58.31%	63.62%	62.43%
Total average assets	7,451,709	6,141,284	$6,085,064	5,206,950	5,212,417
Core non-interest expense to average assets	2.57%	2.82%	2.71%	2.86%	2.94%

Net income (loss) allocable to common stockholders	$16,966	$22,084	$(29,663)	$15,264	$15,041
Amortization of intangible assets	2,056	1,390	1,312	1,145	1,144
Tax effect of adjustments	(432)	(292)	(276)	(240)	(240)
Adjusted net income (loss) allocable to common stockholders	18,590	23,182	(28,627)	16,169	15,945
Net (gain) loss on securities transactions	108	(154)	53,352	(12)	(12)
Merger expenses	5,725	1,481	6,163	355	66
Loss on debt extinguishment	—	—	—	1,361	—
Day 2 Merger provision	6,099	—	6,228	—	—
Tax effect of adjustments	(2,505)	(279)	(13,806)	(358)	(12)
Core net income (loss) allocable to common stockholders	$28,017	$24,230	$23,310	$17,515	$15,987
Total average assets	$7,451,709	$6,141,284	$6,085,064	$5,206,950	$5,212,417
Total average stockholders' equity	$841,838	$725,651	$715,319	$627,103	$605,917
Weighted average diluted common shares	21,262,009	19,235,412	19,129,726	17,651,298	17,666,834
Diluted earnings (loss) per share	$0.80	$1.15	$(1.55)	$0.86	$0.85
Core earnings per diluted share	$1.32	$1.26	$1.21	$0.99	$0.90
Return on average assets (ROAA) annualized	0.92%	1.43%	(1.93)%	1.18%	1.17%
Core return on average assets	1.52%	1.57%	1.51%	1.35%	1.24%
Return on average equity	8.17%	12.07%	(16.45)%	9.76%	10.07%
Core return on average equity	13.41%	13.23%	12.47%	11.18%	10.69%